CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 1, 2003 appearing in the Annual Report on Form 10-KSB of Maximum Dynamics, Inc. for the year ended December 31, 2002 and to all references to our Firm included in this Registration Statement.


/s/  Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
October 6, 2003